Exhibit 99.1
4300 Wildwood Parkway
Atlanta, GA  30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contact Information:
Susan O’Farrell, SVP, CFO & Treasurer	Natalie Poulos, Investor Relations
BlueLinx Holdings Inc.	BlueLinx Holdings Inc.
(770) 953-7000	(866) 671-5138
investor@bluelinxco.com

FOR IMMEDIATE RELEASE

BlueLinx Announces Repayment of $98 Million CMBS Mortgage
- Enters into sale-leaseback transaction on four properties -

ATLANTA, GA - January 10, 2018 - BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building and industrial products in the United States, announced today the Company has paid off the remaining principal on its 2006 CMBS mortgage of approximately $98 million. The payment was funded through long-term sale leaseback transactions on four properties owned by the Company, which provided $110 million in aggregate sale proceeds. The Company will operate these locations under long-term leases, and after the transaction, the Company will continue to own 33 facilities in the United States.
“We are very pleased that over the last four months we have both replaced our ABL and paid the principal of our legacy mortgage while continuing our mission to delever BlueLinx. The Company’s portfolio of owned real estate continues to provide financial strength as a source of liquidity for additional debt reduction and operational and strategic opportunities in the future,” said Mitch Lewis, President and CEO.
Shyam Reddy, Chief Administrative Officer, responsible for the Company’s real estate activity, added “We appreciate the support of our CMBS lenders through the transformation of BlueLinx over the last two years. We continue to engage in discussions regarding additional opportunities to monetize our real estate and will assess these transactions in light of our capital requirements and strategic initiatives.”
About BlueLinx Holdings Inc.
BlueLinx Holdings Inc., operating through its wholly-owned subsidiary BlueLinx Corporation, is a leading distributor of building and industrial products in the United States. The Company is headquartered in Atlanta, Georgia and operates its distribution business through a broad network of distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its website at www.BlueLinxCo.com.
Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to profitability, and our guidance regarding anticipated financial results. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors outside of BlueLinx’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply and/or demand for products that it distributes, inventory management and commodities pricing; new housing starts and inventory levels of existing homes for sale; general economic and business conditions in the United States; acceptance by our customers of our privately branded products; financial condition and creditworthiness of our customers; supply from our key vendors; reliability of the technologies we utilize; the activities of competitors; changes in significant operating expenses; fuel costs; risk of losses associated with accidents; exposure to product liability claims; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, its Quarterly Reports on Form 10-Q, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectations or otherwise, except as required by law.